CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

I, Douglas Toth, Chief Executive Officer of Phreadz, Inc. (the "Company"), hereby certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Quarterly Report on Form 10-Q, for the fiscal quarter ended August 31, 2010, and to which this certification is attached as Exhibit 32.1 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

By:	/s/ Douglas Toth
Chief Executive Officer and
Principal Executive Officer
January 10, 2011